EX-99.906CERT


                                  Certification

     Stephen M. Miller, President, and Debra E. Rindler, Secretary and Treasurer of Dean Family of Funds (the "Registrant"), each certify to the best of his or her knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                   Secretary and Treasurer
Principal Executive Officer                 Principal Executive Officer
Dean Family of Funds                        Dean Family of Funds

/s/ Stephen M. Miller                       /s/ Debra E. Rindler
------------------------------              ------------------------------------
Stephen M. Miller                           Debra E. Rindler
Date: 12/6/04                               Date: 12/6/04
     -------------------------                   -------------------------------


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Dean Family of Funds and will be retained by Dean Family of Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.
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